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                                                                     Exhibit 5.1


                 [CLEARY, GOTTLIEB, STEEN & HAMILTON LETTERHEAD]



Writer's Direct Dial:  (212) 225-2340


                                                         June 23, 2000


Knowles Electronics Holdings, Inc.
1151 Maplewood Drive
Itasca, Illinois  60143

                 Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Knowles Electronics Holdings, Inc., a Delaware corporation (the "Company"), and Knowles Intermediate Holding, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("KIH"), Knowles Electronics, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("LLC"), Knowles Manufacturing Ltd., a Delaware corporation and a wholly owned subsidiary of KIH ("KML"), Emkay Innovative Products, Inc., a Delaware corporation and a wholly owned subsidiary of KIH ("EIP"), and Synchro-Start Products, Inc., a Delaware corporation and a wholly owned subsidiary of KIH ("SSP" and, together with KIH, LLC, KML and EIP, the "Guarantors") in connection with the Registration Statement on Form S-4
(the "Registration Statement") filed today by the Company and the Guarantors with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in respect of the 13 1/8% Senior Subordinated Notes due 2009 (the "Exchange Notes") to be offered in exchange for all outstanding 13 1/8% Senior Subordinated Notes due 2009 (the "Initial Notes"). The Exchange Notes will be issued under an indenture (the "Indenture"), dated as of October 1, 1999, among the Company, the Guarantors and The Bank of New York, as trustee, filed as an exhibit to the Registration Statement.
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Knowles Electronics Holdings, Inc., p.2



             In arriving at the opinions expressed below, we have reviewed the following documents:

             (a) the Registration Statement;

             (b) the form of prospectus included in the Registration Statement;

             (c) the form of the Exchange Notes filed as an exhibit to the
                 Registration Statement;

             (d) an executed copy of the Indenture; and

             (e) an executed copy of the Registration Rights Agreement, dated as of October 1, 1999 (the "Registration Rights Agreement"), filed as an exhibit to the Registration Statement.

             In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Company and the Guarantors and such other instruments and other certificates of public officials, officers and representatives of the Company, the Guarantors and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

             In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. In addition, we have assumed but not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Exchange Notes will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture.

             Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

             1. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, KIH, KML, EIP and SSP and all necessary action as a limited liability company of LLC, and the Indenture has been duly executed and delivered by the Company and each Guarantor and is a valid, binding and enforceable agreement of the Company and each Guarantor.

             2. When the Exchange Notes, in the form filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company in accordance with the Indenture in exchange for an equal principal amount of Initial Notes pursuant to the terms of the Registration Rights Agreement, the Exchange Notes will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.
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Knowles Electronics Holdings, Inc., p.3



             Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or any of the Guarantors, (a) we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. In addition, the waiver of defenses contained in Section 11.01 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York's anti-champerty statute).

             The foregoing opinions are limited to the law of the State of New York and the General Corporation Law and the Limited Liability Company Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law and that
Act).

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           CLEARY, GOTTLIEB, STEEN & HAMILTON

                                           By /s/ LAURENT ALPERT
                                              -------------------------
                                              Laurent Alpert, a Partner